                                  SCHEDULE 14A

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the registrant [X]

     Filed by a party other than the registrant [ ]

     Check the appropriate box:

     [ ] Preliminary proxy statement.       [ ] Confidential, for use of the
                                                Commission only (as permitted by
                                                Rule 14a-6(e)(2)).

     [X] Definitive proxy statement.

     [ ] Definitive additional materials.

     [ ] Soliciting material pursuant to Section 240.14a-12

                           Arkansas Best Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of filing fee (check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:

--------------------------------------------------------------------------------

     (2) Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

     (3) Filing Party:

--------------------------------------------------------------------------------

     (4) Date Filed:

--------------------------------------------------------------------------------

                            ARKANSAS BEST CORPORATION

                                     (Logo)

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD APRIL 27, 2004


TO THE STOCKHOLDERS OF ARKANSAS BEST CORPORATION:

You are cordially invited to attend the Annual Meeting of Stockholders of Arkansas Best Corporation on Tuesday, April 27, 2004 at 9:00 a.m. (CDT) at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903. In addition to this notice, enclosed are a proxy card/ballot and a proxy statement containing information about the following matters to be acted upon at the meeting.

     I. To elect two Class III directors for a term to expire at the 2007 Annual Meeting of Stockholders;

     II. To ratify the appointment of Ernst & Young LLP as independent auditors for fiscal year 2004;

     III. To act upon such other matters as may properly be brought before the meeting affecting the business and affairs of the Company.

Only stockholders of record at the close of business on February 27, 2004 will be entitled to notice of and to vote at the meeting or any adjournment thereof. It is important that your shares be represented at the meeting. We look forward to the Annual Meeting of Stockholders and hope you will attend the meeting or be represented by proxy.

WE URGE YOU TO SIGN AND DATE YOUR ENCLOSED PROXY CARD/BALLOT AND PROMPTLY RETURN IT IN THE ENCLOSED PRE-ADDRESSED, POSTAGE-PAID ENVELOPE EVEN IF YOU ARE PLANNING TO ATTEND THE MEETING.

By Order of the Board of Directors, March 19, 2004.


   /s/William A. Marquard                           /s/Robert A. Young III

    William A. Marquard                               Robert A. Young III
   Chairman of the Board                      President-Chief Executive Officer


                ARKANSAS BEST CORPORATION, POST OFFICE BOX 10048
                         FORT SMITH, ARKANSAS 72917-0048

                            ARKANSAS BEST CORPORATION



                                 PROXY STATEMENT

This Proxy Statement is furnished to the stockholders of Arkansas Best Corporation ("ABC" or the "Company") in connection with the solicitation of proxies on behalf of the ABC Board of Directors (the "Board") to be voted at the Annual Meeting of Stockholders ("Annual Meeting") on April 27, 2004 for the purposes set forth in the accompanying Notice of Meeting. This Proxy Statement and Notice of Meeting, the related proxy card/ballot and the 2003 Annual Report to Stockholders are being mailed to stockholders beginning on or about March 19, 2004. ABC's principal place of business is 3801 Old Greenwood Road, Fort Smith, Arkansas 72903, and its telephone number is 479/785-6000.


                                   RECORD DATE

The Board has fixed the close of business on February 27, 2004 as the record date for the 2004 Annual Meeting. Only stockholders of record on that date will be entitled to vote at the meeting in person or by proxy.


                                     PROXIES

The proxy named on the enclosed proxy card/ballot was appointed by the Board to vote the shares represented by the proxy card/ballot. Upon receipt by the Company of a properly signed and dated proxy card/ballot, the shares represented thereby will be voted in accordance with the instructions on the proxy card/ballot. If a stockholder does not return a signed proxy card/ballot, his or her shares cannot be voted by proxy. Stockholders are urged to mark the ovals on the proxy card/ballot to show how their shares are to be voted. If a stockholder returns a signed proxy card/ballot without marking the ovals, the shares represented by the proxy card/ballot will be voted as recommended by the Board herein and in the proxy card/ballot. The proxy card/ballot also confers discretionary authority to the proxy to vote on any other matter not presently known to management that may properly come before the meeting. Any proxy delivered pursuant to this solicitation is revocable at the option of the person(s) executing the same (i) upon receipt by the Company before the proxy is voted of a duly executed proxy bearing a later date, (ii) by written notice of revocation to the Secretary of the Company received before the proxy is voted or
(iii) by such person(s) voting in person at the 2004 Annual Meeting.


                                  VOTING SHARES

On the record date, there were 24,961,367 shares of common stock outstanding and entitled to vote ("Common Stock"). Each share of Common Stock is entitled to one vote. The holders in person or by proxy of a majority of the total number of the shares of Common Stock shall constitute a quorum for purposes of the 2004 Annual Meeting. The stockholder vote is determined by counting the number of votes for or against each proposal. Votes are tabulated by LaSalle Bank N.A.

Election of Directors. Directors are elected by a plurality of the affirmative votes cast. Neither abstentions nor broker nonvotes affect the outcome of the voting. They are neither a vote for nor against the proposal.

Other Matters. The required vote to approve any matter other than the election of directors is the affirmative vote by the holders of a majority of the total number of shares of Common Stock present in person or by proxy and entitled to vote on the matter, except as otherwise provided by law or the Company's Certificate of Incorporation. Abstentions have the same effect as a vote against the proposal. Broker nonvotes are treated as unvoted for the purposes of determining approval of the proposal and have the effect of neither a vote for nor a vote against the proposal.

                        PROPOSAL I. ELECTION OF DIRECTORS

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL I.

The Board is divided into three classes of directorships, with directors in each class serving staggered three-year terms. At each Annual Meeting, the terms of directors in one of the three classes expire. The Board currently consists of seven members: two in the class whose members' term will expire at the 2004 Annual Meeting, three in the class whose members' terms will expire at the 2005 Annual Meeting, and two in the class whose members' terms will expire at the 2006 Annual Meeting. Mr. Fred A. Allardyce was recently appointed to the Board as its designated audit committee financial expert, pursuant to regulations adopted by the Securities and Exchange Commission ("SEC") and The NASDAQ Stock Market. With the addition of Mr. Allardyce to Class II directorships, the Board increased the number of directors to seven.

It is intended that the shares represented by the accompanying proxy will be voted at the 2004 Annual Meeting for the election of the Board's nominees, Frank Edelstein and Robert A. Young III, directors whose terms will expire in 2007, unless the proxy specifies otherwise. Each nominee has indicated his willingness to serve as a member of the Board, if elected.

If, for any reason not presently known, either Messrs. Edelstein or Young will not be available for election at the time of the 2004 Annual Meeting, the shares represented by the accompanying proxy may be voted for the election in his stead of a substitute nominee designated by the Board or a committee thereof, unless the proxy withholds authority to vote for the nominee.

Assuming the presence of a quorum, to be elected a nominee must receive the affirmative vote of the holders of a plurality of the Common Stock present, in person or by proxy, at the 2004 Annual Meeting.


                            DIRECTORS OF THE COMPANY

The following information relates to the nominees named above and to the other persons whose terms as directors will continue after the 2004 Annual Meeting.

       NAME                  AGE                                       BUSINESS EXPERIENCE
------------------------    -----        -------------------------------------------------------------------------------
CLASS III - NOMINEES FOR ELECTION AT THE ANNUAL MEETING 2004, TERM WILL EXPIRE 2007

Frank Edelstein ........      78        Mr. Edelstein has been a Director of the Company since November 1988. Mr.
                                        Edelstein currently provides consulting services to StoneCreek Capital and Kelso
                                        & Company, Inc. Mr. Edelstein served as a Vice President of Kelso & Company,
                                        Inc. from 1986 to March 1992. Prior to 1986, he served as Chairman and President of International Central Bank & Trust Company and CPI Pension Services, Inc., as
                                        well as Senior Vice President, Financial Services Group, at Continental
                                        Insurance Corporation. He also has held positions as Corporate Vice President,
                                        Automatic Data Processing, Inc. and Executive Vice President of Olivetti
                                        Corporation of America. Mr. Edelstein also is a Director of Ceradyne, Inc. and
                                        IHOP Corp.

Robert A. Young III ....      63        Mr. Young has been a Director of the Company since 1970 and Chief Executive
                                        Officer of the Company since August 1988, President since 1973 and was Chief
                                        Operating Officer from 1973 to 1988. Mr. Young was a Director of Treadco, Inc.
                                        from June 1991 to June 1999.



                                       (2)

       NAME                  AGE                                       BUSINESS EXPERIENCE
------------------------    -----        -------------------------------------------------------------------------------
CLASS I -TERM EXPIRES AT THE ANNUAL MEETING 2005

William M. Legg............   59        Mr. Legg has been a Director of the Company since April 2002. He retired from
                                        Deutsche Banc Alex.Brown ("Alex.Brown") as Managing Director and assumed the position of Managing Director of Springhill Ventures in 2002. During his 31
                                        years at Alex.Brown, he served as Head of Alex.Brown's Transportation Group and subsequently as Co-Head of Transportation and Aerospace Group at Deutsche Banc
                                        Alex.Brown and Co-Head of Alex.Brown and Sons, Inc.'s Corporate Finance
                                        Department. Mr. Legg and his group executed initial public offerings for many logistics companies including: Viking Freight, MS Carriers, Werner Enterprises,
                                        J. B. Hunt, Swift, Old Dominion, CH Robinson, and Hub Group. Mr. Legg worked on transportation-related transactions for Deutsche Post, PepsiCo, Union Pacific,
                                        ARA Services, Transport Development Group and Arkansas Best Corporation. Mr.
                                        Legg earned a BA from Trinity College and an MBA from Loyola College. Prior to joining Alex.Brown in 1971, he served as an officer in the United States Navy.

William A. Marquard .......   84        Mr. Marquard has been Chairman of the Board and a Director of the Company since
                                        November 1988. He served as a Director of Treadco, Inc. from June 1991 to June
                                        1999. In April 1992, Mr. Marquard was elected as a Director of the Board of
                                        Kelso & Company, Inc. From 1971 to 1983, Mr. Marquard was President and Chief
                                        Executive Officer of American Standard Inc. and from 1979 to 1985, he was
                                        Chairman of the Board of American Standard Inc. Mr. Marquard resumed his position as Chairman of the Board of American Standard Inc. in February 1989
                                        until March 31, 1992, when he was named Chairman Emeritus. Mr. Marquard also became Chairman of the Board of ASI Holding Corporation in February 1989 until
                                        March 31, 1992, when he was named Chairman Emeritus. He is currently Director of
                                        Earle M. Jorgensen Co. and InfraReDx, Inc.

Alan J. Zakon, Ph.D. ......   68        Dr. Zakon has been a Director of the Company since February 1993. Dr. Zakon was a Managing Director of Bankers Trust Company through March 1995, for which he previously served as Chairman, Strategic Policy Committee from 1989 to 1990.
                                        From 1980 to 1986, Dr. Zakon was President of Boston Consulting Group before being named its Chairman in 1986, having previously served as Consultant from
                                        1967 to 1969 and Vice President from 1969 to 1980. Dr. Zakon is currently serving as a member of the Board of Directors of several companies, including
                                        Micro-Financial, and Chairman of the Executive Committee of the Board of
                                        Scientific Games Corporation, and is a former member of the Advisory Committee to the Stanford University Graduate School of Business.

CLASS II - TERM EXPIRES AT THE ANNUAL MEETING 2006

John H. Morris ............   60        Mr. Morris has been a Director of the Company since July 1988 and was a Director of Treadco, Inc. from June 1991 to June 1999. Mr. Morris is currently affiliated with StoneCreek Capital. Mr. Morris served as a Managing Director of Kelso &
                                        Company, Inc. from March 1989 to March 1992, was a General Partner from 1987 to
                                        March 1989 and prior to 1987, was a Vice President. Prior to 1985, Mr. Morris
                                        was President of LBO Capital Corp.



                                       (3)

       NAME                  AGE                                       BUSINESS EXPERIENCE
------------------------    -----        -------------------------------------------------------------------------------
CLASS II - TERM EXPIRES AT THE ANNUAL MEETING 2006

Fred A. Allardyce..........   62        In February 2004, the Board appointed Mr. Allardyce a member of the Board and its Audit Committee and also designated him as the Board's Audit Committee
                                        Financial Expert. Mr. Allardyce has been Chairman and Chief Executive Officer of
                                        Advanced Breath Diagnostics since March 2000 and Chairman of Monitor Instruments since September 2000. From 1977 through 1999, he was employed by American
                                        Standard Inc., a publicly traded company, where he served in the following positions: Senior Vice President-Medical Products from January 1999 to December
                                        2000; Chief Financial Officer from 1993 to 1998; Controller from 1984 to 1993;
                                        and Assistant Controller from 1977 to 1984. He also served in various financial-related capacities for Joseph E. Seagram & Sons from 1972 to 1977 and at Continental Oil Company from 1965 to 1972. Mr. Allardyce earned a BA in
                                        Economics from Yale University and an MBA from the University of Chicago
                                        Graduate School of Business, where he was the recipient of the Institute of
                                        Professional Accountants Fellowship. Mr. Allardyce was chairman in fiscal
                                        1999-2000 of Financial Executives International, a 15,000-member organization of financial leaders.


                        BOARD OF DIRECTORS AND COMMITTEES

The business of the Company is managed under the direction of the Board of Directors. The Board meets on a regularly scheduled basis five times a year to review significant developments affecting the Company and to act on matters requiring Board approval. It also holds special meetings when Board action is required between scheduled meetings. The Board met six times during 2003. During 2003, each member of the Board participated in at least 75% of all Board and applicable committee meetings held during the period for which he was a Director. A majority of the members of the Company's Board of Directors are independent pursuant to applicable NASDAQ independence standards. Independent Directors include Messrs. Marquard, Allardyce, Edelstein, Legg, Morris, and Zakon.

It is Arkansas Best Corporation's policy that all members of its Board of Directors attend each annual meeting of its stockholders, except when illness or other personal matters prevent such attendance. Five of the six Directors of the Company's Board attended the annual meeting in 2003.

The Board has established Audit, Compensation, Nominating, and Qualified Legal Compliance committees to devote attention to specific subjects and to assist it in the discharge of its responsibilities. The functions of those committees, their current members and the number of meetings held during 2003 are described below.

Audit Committee. Among the responsibilities of the Audit Committee contained in its charter, it assists the Board in overseeing matters involving the accounting, auditing, financial reporting, and internal control functions of the Company, is directly responsible for the appointment, termination and oversight of the independent auditors for the Company, and is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of concerns regarding questionable accounting or auditing matters. Messrs. Edelstein, Allardyce, Morris and Zakon currently are members of the Audit Committee. Each member of the committee meets all applicable SEC and NASDAQ independence standards for audit committee members. The Board designated Mr. Fred A. Allardyce as its "audit committee financial expert." The Audit Committee met five times during 2003, and the Chairman of the Audit Committee had four Quarterly Financial Information Review meetings. The Audit Committee Charter is posted in the Corporate Governance section of the Company Web site, www.arkbest.com, and is in Appendix A of this Proxy Statement. The written charter was adopted on April 19, 2000, and revised on October 22, 2003.



                                       (4)

Compensation Committee. The Compensation Committee is responsible for reviewing executive management's performance and for determining appropriate compensation. Messrs. Marquard, Morris, Zakon and Legg are members of the Compensation Committee. Each member of the committee meets applicable NASDAQ independence standards. The Compensation Committee met twice during 2003. The Compensation Committee Charter is posted in the Corporate Governance section of the Company Web site, www.arkbest.com.

The Board has designated the Compensation Committee to also serve as the Stock Option Committee for the Company's stock option plans. The Stock Option Committee administers the Company's 1992 Incentive Stock Option Plan, 2000 Nonqualified Stock Option Plan, and 2002 Stock Option Plan. The Stock Option Committee has the sole authority to determine from time to time the individuals to whom options shall be granted, the number of shares to be covered by each option, and the time or times at which options shall be granted.

Nominating Committee. The Nominating Committee is responsible for identifying individuals believed to be qualified to become Board members and to select and recommend to the Board for its approval, the nominees to stand for election as directors by the stockholders, or if applicable, to be appointed to fill vacancies on the Board. The members of the Nominating Committee, Messrs. Marquard and Edelstein, are independent, as independence is defined in applicable NASDAQ independence standards. The committee was formed in 2004 and did not hold any meetings in 2003. A current copy of the Nominating Committee Charter is posted in the Corporate Governance section of the Company's Web site, www.arkbest.com.

In recommending nominees, the Nominating Committee considers any specific criteria the Board may approve and such other factors as it deems appropriate. These factors may include any special training or skill, experience with businesses and other organizations of comparable size and type, experience or knowledge with businesses or organizations that are of particular relevance to the Company's current or future business plans, financial expertise, the interplay of the candidate's experience with the experience of the other Board members, sufficient time to devote to the responsibilities of a director, freedom from conflicts of interest or legal issues, and the extent to which, in the Nominating Committee's opinion, the candidate would be a desirable addition to the Board.

The Nominating Committee may draw upon individuals known by members of the Board, and at the Nominating Committee's discretion, candidates recommended by management or third parties engaged by the Nominating Committee to assist it in identifying appropriate candidates.

The Nominating Committee shall consider any candidate for director recommended by a stockholder if submitted in accordance with the Stockholder Director Nomination Procedure set forth below. The Nominating Committee shall consider the same factors when considering a stockholder-recommended candidate as it does when considering other candidates.

The Nominating Committee considers Board Candidates submitted by security holders that follow the procedure set forth in the following Stockholder Director Nomination Procedure:

         Any stockholder, entitled to vote at an annual meeting of stockholders and intending to nominate candidate(s) for director at that meeting, must submit a written notice to Arkansas Best Corporation. Such notice must be received by the Corporate Secretary at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903 not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's annual meeting of stockholders. Such notices nominating candidates for the Board of Directors must include the following information: (1) as to each person whom the stockholder proposes to nominate for election or reelection as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for elections of directors, or is otherwise required pursuant to Regulation 14A of the Exchange Act, as amended (including such proposed candidate's written consent to being named in the proxy statement and to serving as a director if elected); (2) as to the stockholder giving the notice (a) the name and address of the beneficial owner, if any, on whose behalf the notice is given, (b) the class and number of shares of Arkansas Best Corporation which are owned beneficially and of record by such stockholder of record and the beneficial owner, if any, on whose behalf the notice is given, and (c) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the notice is given.



                                      (5)

Qualified Legal Compliance Committee. The Audit Committee is designated by the Board to serve as the Company's Qualified Legal Compliance Committee. The Qualified Legal Compliance Committee charter is posted in the Corporate Governance section of the Company's Web site, www.arkbest.com.

Director Compensation. Mr. Young, as an officer of the Company, receives no compensation for services as a Director. In 2003, the Chairman received an $82,000 annual retainer and other non-employee Directors received a $40,000 annual retainer. Each non-employee Director receives $1,500 for each Board meeting attended and for each meeting of a committee of the Board attended, if the committee meeting is not held in conjunction with a Board meeting. Directors of ABC are entitled to reimbursement of their reasonable out-of-pocket expenses in connection with their travel to and attendance at meetings of the Board or its committees.

Directors have received stock option grants in certain years, beginning in 1993 under the 1992 Stock Option Plan. Messrs. Edelstein, Legg, Marquard, Morris and Zakon, all non-employee Directors, received stock option/Employer SAR (stock appreciation right) grants under the Company's 2002 Stock Option Plan on January 22, 2003 for 7,500 shares of the Company's Common Stock at a fair market value exercise price of $24.59 per share. On each anniversary of the grant, 20% of the options vest after the grant date. The grants awarded in 2003 included an Employer SAR that entitles the Stock Option Committee to determine at the time of exercise whether to allow the grants to be exercised as stock options or SARs.


                 PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP

The following table sets forth certain information concerning beneficial ownership of the Company's Common Stock as of February 27, 2004, by (i) each person who is known by the Company to own beneficially more than five percent (5%) of the outstanding shares of Common Stock, (ii) each director, named executive officer of the Company, and director nominee, and (iii) all directors, director nominees, and executive officers as a group.

                                                                                      SHARES         PERCENTAGE
                                                                                   BENEFICIALLY       OF SHARES
                                                                                       OWNED       OUTSTANDING (10)
                                                                                   ------------    ----------------
(i) NAME / ADDRESS

FMR Corp. (1)....................................................................    3,675,784           14.7%
82 Devonshire Street
Boston, MA 02109

Wellington Management Company, LLP ("WMC")(2)....................................    2,198,470            8.8%
75 State Street
Boston, MA 02109

Barclays Global Investors NA (3).................................................    1,375,918            5.5%
45 Fremont Street
San Francisco, CA 94105

(ii)  NAME                                                POSITION

Robert A. Young III (4)(7)(8)............   Director Nominee, President-CEO          2,187,895            8.7%
William A. Marquard (4)(9)...............   Director                                   192,848            *
John H. Morris (4)(5)....................   Director                                    63,062            *
Frank Edelstein (4)(6)...................   Director Nominee                            62,902            *
Alan J. Zakon (4)........................   Director                                    57,500            *
William M. Legg (4)......................   Director                                     4,500            *
Fred A. Allardyce........................   Director                                         0            *
John R. Meyers (4).......................   Vice President                              30,611            *
Robert A. Davidson (4)...................   President-CEO, ABF                          32,700            *
David Loeffler (4).......................   Senior Vice President-CFO & Treasurer       82,795            *
Jerry A. Yarbrough (4)(8)................   Senior Vice President                      170,583            *

(iii)  All Directors and Executive Officers as a Group (14 total)................    2,985,629           11.8%

----------
* Less than 1%



                                      (6)

     (1) According to the most recent Schedule 13G it has provided the Company, FMR Corp. beneficially owns 3,675,784 shares of the Company's Common Stock and has the following voting and dispositive powers with respect to such shares: (a) sole voting power, 461,837 shares; (b) shared voting power, 0 shares; (c) sole dispositive power, 3,675,784 shares;
          (d) shared dispositive power, 0 shares.

     (2) According to the most recent Schedule 13G it has provided the Company, WMC beneficially owns 2,198,470 shares of the Company's Common Stock and has the following voting and dispositive powers with respect to such shares: (a) sole voting power, 0 shares; (b) shared voting power, 1,723,460 shares; (c) sole dispositive power; 0 shares; (d) shared dispositive power, 2,198,470 shares.

     (3)  Barclays Global Investors NA recently provided the Company with a
          Schedule 13G, reporting that the 1,375,918 shares of Company Common Stock are held as follows: (a) shares held, (b) percentage of Company's outstanding Common Stock, and number of shares in these categories, (c) sole voting power, (d) shared voting power, (e) sole dispositive power, (f) shared dispositive power for each of the following three companies:

                                      (a)          (b)           (c)          (d)          (e)          (f)
                                   ----------   ----------    ----------   ----------   ----------   ----------
Barclays Global Investors NA ...      944,411         3.81%      857,038            0      857,038            0
Barclays Global Fund Advisors ..      412,307         1.66%      412,307            0      412,307            0
Barclays Bank PLC ..............       19,200          .08%       19,200            0       19,200            0

     (4) Includes stock option shares of Common Stock which are vested and will vest within 60 days of the record date as follows:

                                                        Will Vest
                                              Vested   in 60 Days
                                              ------   ----------
           Marquard.....................       3,000        --
           Morris.......................      22,500        --
           Edelstein....................      55,402        --
           Zakon........................      52,500        --
           Legg.........................       3,000     1,500
           Young........................     116,221        --
           Meyers.......................      10,923        --
           Davidson.....................      25,200        --
           Loeffler.....................      20,611        --
           Yarbrough....................       9,513        --

     (5) Mr. Morris indirectly owns the following shares of ABC Common Stock and is co-trustee in the following: 31,562 shares in the John H. Morris and Sharon L. Morris Family Trust; 6,000 shares in the Morris C.R.T. Charitable Remainder Trust; and 3,000 shares in the John and Cherie Morris Family Foundation.

     (6) Mr. Edelstein indirectly owns 7,500 shares as joint trustee of the Edelstein Living Trust.

     (7) Mr. Young indirectly owns and retains sole voting and investment power of the 1,805,639 shares of ABC Common Stock in the R. A. Young III Investments Limited Partnership.

     (8) Includes Arkansas Best 401(k) Savings Plan amounts invested in ABC Stock which equals the following common stock shares: Young, 935 shares; and Yarbrough, 26,116 shares.

     (9) Mr. Marquard indirectly owns and retains sole voting and investment power of the 161,048 shares of ABC Common Stock in the Marquard Family Partnership, LTD.

     (10) The numerator and denominator for percentages include the number of beneficially owned stock options of the individual or the Director and Executive Officer Group as applicable.


                        EXECUTIVE OFFICERS OF THE COMPANY

The following table sets forth the name, age, principal occupation and business experience during the last five years of each of the current executive officers of the Company and the President-CEO of its largest subsidiary, and one individual who served as Senior Vice President-Corporate Development through January 31, 2004. The executive officers serve at the pleasure of the Board. For information regarding ownership of the Common Stock by the executive officers of the Company, see "PRINCIPAL STOCKHOLDERS AND MANAGEMENT OWNERSHIP." There are no family relationships among directors and executive officers of the Company or its subsidiaries.



                                      (7)

                        EXECUTIVE OFFICERS OF THE COMPANY

                  NAME                    AGE                           BUSINESS EXPERIENCE
----------------------------------------- ----- ---------------------------------------------------------------------
Robert A. Young III....................    63   See previous description.
President-Chief Executive Officer

Robert A. Davidson.....................    56   Mr. Davidson became President and Chief Executive Officer of ABF
ABF President-Chief Executive Officer           Freight System, Inc. ("ABF"), ABC's largest subsidiary, on February
                                                1, 2003. Mr. Davidson had served as Vice President of Marketing and
                                                Pricing for ABF since August 1997. Mr. Davidson was Vice President of Pricing for ABF from April 1983 to August 1997.

Jerry A. Yarbrough ....................    65   Mr. Yarbrough served as ABC's Senior Vice President-Corporate
Senior Vice President-                          Development from April 1998 through his retirement date. From
Corporate Development                           January 1995 through March 1998, Mr. Yarbrough was Chairman of
(Retired 1/31/04)                               Integrated Distribution, Inc. and Best Logistics, Inc., which were subsidiaries of the Company. From 1979 through 1994, Mr. Yarbrough was ABF's Senior Vice President-Operations and President of
                                                Data-Tronics Corp., an ABC subsidiary.

David E. Loeffler......................    57   Mr. Loeffler was appointed Senior Vice President-Chief Financial
Senior Vice President-                          Officer and Treasurer in January 2004. He had been ABC's Vice
Chief Financial Officer                         President-Chief Financial Officer and Treasurer from April 1997 to
and Treasurer                                   January 2004. From December 1995 to April 1997, he was ABC's Vice
                                                President-Treasurer.

Richard F. Cooper......................    52   Mr. Cooper was appointed Senior Vice President-Administration in
Senior Vice President-Administration            January 2004. He was ABC's Vice President-Administration from 1995
General Counsel and Secretary                   to 2004. Mr. Cooper has been Vice President-General Counsel since
                                                1986 and Secretary since 1987. Mr. Cooper was Vice President-Risk
                                                Management from April 1991 to 1995.

J. Lavon Morton .......................    53   Mr. Morton was appointed ABC's Vice President-Tax and Chief
Vice President-Tax and                          Internal Auditor in January 2000. From May 1997 to December 1999,
Chief Internal Auditor                          Mr. Morton was Vice President-Financial Reporting. Mr. Morton
                                                joined ABC as Assistant Treasurer in December 1996. Mr. Morton has
                                                overseen the Company's tax reporting since 1996. From 1972 through
                                                November 1996, Mr. Morton was employed by Ernst & Young LLP. Mr.
                                                Morton was a Partner in Ernst & Young LLP from October 1984 through
                                                November 1996. Mr. Morton is a Certified Public Accountant. In
                                                January 2003, Mr. Morton became a member of the Board of Directors of BEI Technologies, Inc.

Judy R. McReynolds ....................    41   Ms. McReynolds was appointed Vice President-Controller of ABC in
Vice President-Controller                       January 2000. She previously served as the Controller of the
                                                Company from July 1998 until December 1999. Ms. McReynolds joined the Company as Director of Corporate Accounting in June 1997.
                                                During the period of June 1995 through May 1997, Ms. McReynolds was employed as Director of Financial Reporting and Taxation with
                                                P.A.M. Transportation Services, Inc. From December 1990 until June
                                                1995, Ms. McReynolds was a senior manager employed with Ernst &
                                                Young LLP. Ms. McReynolds is a Certified Public Accountant.

John R. Meyers.........................    56   Mr. Meyers has been Vice President of the Company since October
Vice President                                  2001. He served as Chairman and CEO of Wingfoot Commercial Tire
                                                Systems, LLC from October 2000 to September 2001 and as President and CEO of Treadco, Inc. from October 1995 to October 2000. Mr.
                                                Meyers was Vice President-Treasurer of Arkansas Best Corporation
                                                from 1979 to 1995 and Treasurer of Treadco, Inc. from June 1991 to
                                                1995.



                                      (8)

                             EXECUTIVE COMPENSATION

The following table sets forth information regarding compensation earned during each of the Company's last three fiscal years by the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers, based on salary and bonus earned during 2003.


                           SUMMARY COMPENSATION TABLE

                                                                                 LONG-TERM COMPENSATION
                                                                             ------------------------------------
                                         ANNUAL COMPENSATION                         AWARDS              PAYOUTS
                         --------------------------------------------------  -----------------------   ----------
           (a)               (b)          (c)         (d)          (e)          (f)           (g)          (h)         (i)
------------------------ ----------   ----------   ----------  ------------  ----------   ----------   ----------  ------------
           NAME                                                   OTHER      RESTRICTED
            AND                                                   ANNUAL       STOCK      OPTIONS/       LTIP        ALL OTHER
         PRINCIPAL                      SALARY       BONUS     COMPENSATION   AWARD(s)      SARS        PAYOUTS    COMPENSATION
         POSITION          YEAR           ($)        ($)(1)         ($)         ($)        (#)(2)         ($)         ($)(3)
------------------------ ----------   ----------   ----------  ------------  ----------   ----------   ----------  ------------
Robert A. Young III ....       2003   $  600,000   $  622,440           --           --       15,000           --   $   26,791(4)
President-CEO                  2002      583,933      341,280           --           --           --           --       10,810
                               2001      503,600      374,678           --           --       31,554           --       10,176

Robert A. Davidson .....       2003      267,500      228,558           --           --       10,000           --       20,695
ABF President-CEO              2002      182,270      125,285           --           --           --           --       21,100
                               2001      168,600      177,300           --           --       14,000           --       20,700

John R. Meyers(5) ......       2003      258,000      178,433           --           --        7,500           --       21,600
Vice President                 2002      258,000       97,834           --           --           --           --       21,100
                               2001       47,161       23,490           --           --        5,778           --        1,565

Jerry A. Yarbrough .....       2003      243,600      210,592           --           --        7,500           --       21,600
Senior Vice President-         2002      243,600      115,466           --           --           --           --       21,100
Corporate Development          2001      243,600      151,032           --           --       15,778           --       20,700

David E. Loeffler ......       2003      215,000      185,868           --           --        7,500           --        6,600
Senior Vice President-CFO      2002      211,850      101,910           --           --           --           --        6,100
                               2001      196,100      121,582           --           --       15,778           --        5,700

(1) Reflects bonus earned during the fiscal year. Bonuses are normally paid during the next fiscal year.

(2) The 2003 grant included both stock options and an Employer SAR that entitles the Stock Option Committee to determine at the time of exercise whether to require the Optionee to exercise the grant as an SAR or allow the Optionee to exercise the stock options.

(3)  "All Other Compensation" for 2003 includes the following:

                                                   Young       Davidson       Meyers       Yarbrough     Loeffler
                                                -----------   -----------   -----------   -----------   -----------
401(k) Company Match ........................   $     6,000   $     6,000   $     6,000   $     6,000   $     6,000
Voluntary Savings Plan Company Match ........        15,000        14,095        15,000        15,000            --
24-Hour Accidental Death Premiums ...........           600           600           600           600           600
Split Dollar Term Life Premiums .............         5,191            --            --            --            --
                                                -----------   -----------   -----------   -----------   -----------
Total All Other Annual Compensation .........   $    26,791   $    20,695   $    21,600   $    21,600   $     6,600
                                                ===========   ===========   ===========   ===========   ===========

     Amounts attributable to the Supplemental Benefit Plans and to Deferred Salary Agreements are reported in the "RETIREMENT AND SAVINGS PLANS" section.

(4) The Company owns and pays premiums on two $1 million life insurance policies that were taken out in 1966 on Mr. Young. As owner of the policies, the Company is entitled to either the cash surrender value of each or the total of premiums paid, whichever amount is greater. The death value in excess of this amount is payable to Mr. Young's beneficiary and is not determinable at this time. For each of 2001, 2002 and 2003, the premiums on these policies were $32,438. The portion of the premiums attributable to term life insurance was $4,476 in 2001; $4,710 in 2002; and $5,191 in 2003.

(5) For 2001, Mr. Meyers was employed by Arkansas Best Corporation during November and December.



                                      (9)

              AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR
                     AND FISCAL YEAR-END OPTIONS/SAR VALUES

The following table provides information related to options exercised by the named executive officers during the 2003 fiscal year and the number and value of options held at fiscal year end. No stock appreciation rights for named executive officers had been exercised as of December 31, 2003.

                                                                 NUMBER OF SECURITIES
                                                            UNDERLYING UNEXERCISED OPTIONS/        IN-THE-MONEY OPTIONS/SARS
                            SHARES            VALUE            SARS AT FISCAL YEAR-END (#)          AT FISCAL YEAR-END ($)(1)
                          ACQUIRED          REALIZED       ---------------------------------   ---------------   ---------------
        NAME            ON EXERCISE (#)        ($)           EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
--------------------   ---------------   ---------------   ---------------   ---------------   ---------------   ---------------
  Robert A. Young III                0   $             0           102,021            45,933   $     2,138,004   $       395,972

  Robert A. Davidson            27,500           772,563            17,600            24,400           276,616           233,604

  John R. Meyers                     0                 0             7,023            15,767            91,919           148,955

  Jerry A. Yarbrough             7,600            56,606             2,311            22,967             7,881           220,067

  David E. Loeffler             18,829           498,944            13,511            22,967           164,633           220,067


(1) The closing price for the Company's Common Stock as reported by The NASDAQ Stock Market on December 31, 2003 was $31.46. Value is calculated on the basis of the difference between the option exercise price and $31.46 multiplied by the number of shares of Common Stock underlying the option.


                             STOCK OPTION/SAR GRANTS

The following table provides information relating to options/SARs granted to the named Executive Officers in 2003.

                                                                                                     POTENTIAL REALIZABLE
                                                                                                       VALUE AT ASSUMED
                            INDIVIDUAL                                                               ANNUAL RATE OF STOCK
                              GRANTS                                                                  FOR OPTION TERM(1)

           (a)                  (b)                 (c)                   (d)               (e)              (f)              (g)
------------------------  ---------------    -----------------      ---------------   ---------------    -----------     -----------
                                             PERCENT OF TOTAL
                            OPTIONS/SARS       OPTIONS/SARS            EXERCISE
                              GRANTED          GRANTED TO              OR BASE
                            (#)(2)(3)(4)       EMPLOYEES IN              PRICE           EXPIRATION
          NAME                  (5)            FISCAL YEAR             ($/SH)(6)            DATE            5%($)           10%($)
------------------------  ---------------    -----------------      ---------------   ---------------    -----------     -----------
Robert A. Young III                15,000                 4.60%     $         24.59        01/21/2013    $   231,968     $   587,852
President-CEO

Robert A. Davidson                 10,000                 3.07%     $         24.59        01/21/2013    $   154,645     $   391,901
ABF President-CEO

John R. Meyers                      7,500                 2.30%     $         24.59        01/21/2013    $   115,984     $   293,926
Vice President

Jerry A. Yarbrough                  7,500                 2.30%     $         24.59        01/21/2013    $   115,984     $   293,926
Senior Vice President,
Corporate Development

David E. Loeffler                   7,500                 2.30%     $         24.59        01/21/2013    $   115,984     $   293,926
Senior Vice President-CFO



                                      (10)

(1) The potential realizable value portion of the foregoing table illustrates value that might be realized upon exercise of the options immediately prior to the expiration of their term, assuming the specified compounded rates of appreciation on the Company's Common Stock over the term of the options/SARs. These numbers do not take into account provisions of certain options providing for termination of the options following termination of employment, nontransferability or vesting over periods of up to five years.

(2) These were stock option/Employer SAR (stock appreciation right) grants under the 2002 Stock Option Plan and were granted for a term of 10 years. The Employer SAR provision entitles the Stock Option Committee to determine at the time of exercise whether to require the Optionee to exercise the grant as an SAR or allow the Optionee to exercise the stock options.

(3) The options/SARs were granted on January 22, 2003 and are exercisable beginning on the first anniversary of the grant, with 20% of the shares covered becoming exercisable at that time and with an additional 20% of the option shares becoming exercisable on each successive anniversary. Full vesting for the grant occurs on January 22, 2008. The options/SARs were granted for a term of 10 years, subject to earlier termination in certain events related to termination of employment.

(4) In the event of a Change In Control, the option/SARs shall become immediately exercisable in full.

(5) The options/SARs are only transferable: (a) by will or by the laws of descent and distribution, (b) between spouses incident to divorce, or (c) pursuant to a Permitted Transfer. A Permitted Transfer shall mean a transfer of a vested option/SAR (i) to one or more members of the optionee's immediate family or to an estate-planning entity established exclusively for Optionee or one or more members of Optionee's immediate family, or (ii) with the consent of the Compensation Committee, to a charitable organization that is tax exempt under Internal Revenue Code
     Section 501(c)(3).

(6) Payment for the options may be made with a certified check, wire transfer, shares of ABFS common stock owned by the Optionee for at least six months or a combination of certified check, wire transfer and ABFS Common Stock.


                      EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information as of December 31, 2003 with respect to the Company's compensation plans under which equity securities of the Company are authorized for issuance.


                                              (a)                          (b)                              (c)

                                                                                                   NUMBER OF SECURITIES
                                                                                                  REMAINING AVAILABLE FOR
                                   NUMBER OF SECURITIES TO BE        WEIGHTED-AVERAGE              FUTURE ISSUANCE UNDER
                                    ISSUED UPON EXERCISE OF          EXERCISE PRICE OF            EQUITY COMPENSATION PLANS
                                      OUTSTANDING OPTIONS,          OUTSTANDING OPTIONS,           (EXCLUDING SECURITIES
PLAN CATEGORY                          WARRANTS AND RIGHTS          WARRANTS AND RIGHTS            REFLECTED IN COLUMN (a))
--------------------------         --------------------------       --------------------           ------------------------
Equity Compensation
   Plans Approved by
   Security Holders (1)                       1,016,206              $         17.63                          817,500

Equity Compensation
   Plans Not Approved
   By Security Holders (2)                      698,441                        22.24                           36,102
                                        ---------------              ---------------                  ---------------
Total                                         1,714,647              $         19.51                          853,602
                                        ===============              ===============                  ===============


(1) Amount includes the 2002 Arkansas Best Corporation Stock Option Plan, which allows for the issuance of stock options, stock appreciation rights (SARs) and tandem stock appreciation/SAR grants.

(2) On April 19, 2000 the Company adopted its Nonqualified Stock Option Plan ("2000 Nonqualified Plan"), as a broad based plan with 1.0 million option shares authorized for awards. Options may be awarded under the 2000 Nonqualified Plan through April 18, 2010. All options granted: (i) have an exercise price equal to the closing price of the Company's Common Stock on the grant date, (ii) are exercisable at 20% per year, generally starting on the first anniversary of the grant date, and (iii) are granted for a term of 10 years. The Board's Compensation Committee administers the 2000 Nonqualified Plan.



                                      (11)

                     REPORT ON EXECUTIVE COMPENSATION BY THE
                             COMPENSATION COMMITTEE

The Company is engaged in the highly competitive and evolving freight transportation industry. To be able to continue its growth and succeed in the future, the Company believes it must be able to retain its executive management team and to attract additional qualified executives when needed.

The Board's philosophy that compensation of the executive management team should be materially linked to both operating and stock price performance with the goal of enhancing the value of the Company is administered by its Compensation Committee.

The Compensation Committee is comprised of Messrs. Marquard, Zakon, Morris, and Legg. The Board has designated the Compensation Committee to also serve as the Stock Option Committee under the Company's stock option plans. All Committee Members are independent Directors, as independence is defined in NASDAQ independence standards. The Compensation Committee, at its discretion, reviews and determines all forms of executive compensation including stock options, stock appreciation rights, and performance award units, based on the members' knowledge and experience, general market compensation survey information and from time to time, independent consultants' analysis in determining appropriate salary levels and total compensation programs for executives.

In furtherance of the Company's philosophy, the executive management team's compensation is primarily composed of the following blend of short-term and long-term items, all designed to motivate daily, annual and multi-year executive performance that results in increased value of the Company for its stockholders:

       (i) Base Salary. The Compensation Committee reviews and sets the base salaries of the Company's executive officers, normally on an annual basis. In setting salary levels, the Compensation Committee considers a variety of subjective and objective criteria such as: variety of experience and years of service with the Company and in the transportation industry; special expertise and talents of the individual; recent and historical operating results of the Company; and industry and general economic conditions which may affect the Company's performance.

       (ii) Executive Officer Annual Incentive Compensation Plan ("Annual Incentive Plan"). The Compensation Committee bases an Executive Officer's Final Award on Return on Capital Employed ("ROCE") for his company. The Final Award for each Executive Officer is determined by a matrix relating to a Percent of Target to ROCE achieved. The resulting percent is multiplied by the Target Incentive Salary Percent for the participant. The resulting percent is multiplied by the participant's annual salary. The Company's Annual Incentive Plan was approved by the ABC stockholders and is designed to be compliant with Internal Revenue Service Code Section 162(m).

       (iii) Stock Option/SAR Plan. The Compensation Committee is responsible for the granting of stock options and stock appreciation rights under the Company's stock option plans. Under current stock option agreements with the named executives, the option's exercise price is equal to the closing public trading price of the Company's Common Stock on the date of the grant. The optionee generally vests in 20% of the total granted shares on each of the five subsequent grant date anniversaries. Grants for all years provide that optionee has up to 10 years from the date of the grant to exercise part or all of their grant. The Company believes that this combination of 20% annual vesting with a 10-year exercise period blends its desire to tie the optionee's motivation under the stock option grant to both short-term and long-term performance of the Company's stock.

              Under the plans, the Compensation Committee generally has discretion regarding size, recipients and other non-exercise-price terms and conditions of grants. Such discretion allows, but does not require, the Compensation Committee to consider prior stock option grants to executives when considering new grants.

              Stock option grants made to the executive group have been based on the judgment of the Compensation Committee members and on advice from time to time from independent consultants. The Company's 1992 Stock Option Plan and 2002 Stock Option Plan were approved by the shareholders and are designed to be compliant with Internal Revenue Service Code Section 162(m).



                                      (12)

       (iv) Deferred Salary Agreements. The Company has Deferred Salary Agreements with certain Company and subsidiaries' executives. The Company believes these Deferred Salary Agreements have aided it in retaining these individuals, who average over 25 years of employment with it or its subsidiaries or in the transportation industry, and have acquired experience, knowledge and contacts of considerable value to the Company. See "RETIREMENT AND SAVINGS PLANS" section for additional information.

The Compensation Committee believes that the Chief Executive Officer ("CEO") is the leader of the executive management team, and therefore it applies the same philosophy as discussed above to the CEO's compensation package.

The Compensation Committee believes its philosophy has built an experienced, motivated executive management team whose compensation package and stock ownership, both personal and through stock option grants, are closely linked to the interest of the Company's stockholders. It is the Company's policy to take reasonable steps to avoid having any compensation not be deductible to the Company under Section 162(m) of the Internal Revenue Code.

COMPENSATION COMMITTEE

William A. Marquard, Chairman
William M. Legg
John H. Morris
Alan J. Zakon

This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference.


                          REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors is comprised of Messrs. Edelstein, Allardyce, Morris and Zakon, all independent as independence is defined in SEC and NASDAQ independence standards for Audit Committee members. The Audit Committee has reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2003 with management of the Company.

The Audit Committee has discussed with the independent auditors, Ernst & Young LLP, the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as modified or supplemented.

The Audit Committee has received the written disclosures and the letter from the independent auditors, Ernst & Young LLP, required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as modified or supplemented, and has discussed Ernst & Young LLP's independence with Ernst & Young LLP. In addition, the Audit Committee considered the compatibility of nonaudit services with the auditor's independence.

Based on the review and discussions referred to above, the Audit Committee has recommended to the Board of Directors that the audited financial statements for the year ended December 31, 2003 be included in the Company's Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Frank Edelstein, Chairman
Fred A. Allardyce
John H. Morris
Alan J. Zakon



                                      (13)

This Report will not be deemed to be incorporated by reference in any filing by the Company under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this Report by reference.

The Audit Committee Charter, adopted by the Board of Directors for the Audit Committee on April 19, 2000 and revised on October 22, 2003, is attached in Appendix A. A copy of the charter is posted in the Corporate Governance section of the Company's Web site, www.arkbest.com.


                             COMPENSATION COMMITTEE
                      INTERLOCKS AND INSIDER PARTICIPATION

Pursuant to the terms of a Stockholders' Agreement, the Company has agreed that it will offer Mr. Young the right to include shares of the Company's Common Stock he owns in certain registration statements filed by the Company (the "Piggy-back Rights"). The Company will indemnify Mr. Young for securities law liabilities in connection with any such offering, other than liabilities resulting from information furnished in writing by Mr. Young. The Company is obligated to pay all expenses incurred in connection with the registration of shares of Company Common Stock in connection with the Piggy-back Rights, excluding underwriters' discounts and commissions.


                             STOCK PERFORMANCE GRAPH

The following graph shows a comparison of five-year cumulative total return for the Company, the Russell 2000 Market Index, and old and new peer group indices selected by the Company.

                                                                  FISCAL YEAR ENDING

COMPANY/INDEX/MARKET                12/31/1998   12/31/1999   12/29/2000   12/31/2001    12/31/2002   12/31/2003
--------------------                ----------   ----------   ----------   ----------    ----------   ----------
Arkansas Best Corp                      100.00       205.35       313.37       493.17        444.59       544.69
Old Peer Group                          100.00       110.95       122.14       178.46        179.61       259.85
Russell 2000 Index                      100.00       119.59       114.43       115.60         90.65       131.78
New Peer Group                          100.00       113.12       101.68       116.74        119.17       150.58

The above comparisons assume $100 was invested on December 31, 1998, in the Company's Common Stock and each of the foregoing indices and assume reinvestment of dividends. All calculations have been prepared by Media General Financial Services. The stockholder return shown on the graph above is not necessarily indicative of future performance.

The Company considers itself a transportation holding company with an emphasis on long-haul, less-than-truckload ("LTL") transportation of general commodities. Accordingly, the Company believes it is important that its performance be compared to that of other transportation companies with similar operations. Therefore, companies in the current peer group are the less-than-truckload ("LTL") freight carriers contained in the NASDAQ Trucking and Transportation Index (Old Dominion Freight Line, Overnite Corporation, SCS Transportation, Inc., USF Corporation, and Yellow Roadway Corporation) plus CNF, Inc. Since Central Freight Lines, Inc. began public trading in December 2003, it was not included in this year's peer group. Historically, the Company used the other less-than-truckload, long-haul unionized transportation companies as its peer group. In December 2003, the only other such companies, Yellow Corporation and Roadway Corporation, merged. As a result of this merger, the Company believes it is appropriate to use a broader based group of less-than-truckload transportation companies as its peer group.



                                      (14)

                          RETIREMENT AND SAVINGS PLANS

Non-union employees of the Company and ABF who fulfill a minimum age and service requirement are eligible to participate in the Company's Pension Plan which generally provides fixed benefits payable in a lump-sum form upon retirement at age 65. Benefits also may be paid in the form of an annuity at the participant's election. Credited years of service for each of the individuals named in the EXECUTIVE COMPENSATION - SUMMARY COMPENSATION TABLE ("Executive Compensation Table") are: Robert A. Young III, 39 years; Robert A. Davidson, 32 years; Jerry
A. Yarbrough, 36 years; John R. Meyers, 30 years; and David E. Loeffler, 8 years. Benefits are based upon a participant's years of service and average total monthly earnings (exclusive of extraordinary remuneration and expense allowances and subject to the annual Code limitation after December 31, 2003 of $205,000 as adjusted to reflect cost of living increases) during any sixty (60) consecutive calendar months during the participant's employment since 1980, which will give the participant the highest average monthly earnings ("Pension Plan Compensation"). Benefits also are subject to certain other limitations in the Code.

The following table illustrates the ABC total estimated annual benefits payable from the Company's Pension Plan and the ABC Supplemental Benefit Plan (see below) upon retirement at age 65, in the form of a single life annuity, to persons in the specified compensation and years-of-service classifications. The ABF total estimated annual benefit from the Company's Pension Plan and the ABF Supplemental Benefit Plan can be obtained by reducing the ABC benefit listed in the table below by 12.5%. The benefits listed in the table are not subject to any deduction for Social Security or other offset amounts.

     60-MONTH
  AVERAGE ANNUAL                                             YEARS OF SERVICE
   COMPENSATION           5        10        15         20        25        30         35         40          45
----------------     --------- --------- ---------  --------  --------- --------- ---------  ---------- -----------
$    300,000         $  29,760 $  59,520 $  89,280  $119,040  $ 148,800 $ 178,560 $ 208,320  $  238,080 $   267,840
     350,000            34,760    69,520   104,280   139,040    173,800   208,560   243,320     278,080     312,840
     400,000            39,760    79,520   119,280   159,040    198,800   238,560   278,320     318,080     357,840
     450,000            44,760    89,520   134,280   179,040    223,800   268,560   313,320     358,080     402,840
     500,000            49,760    99,520   149,280   199,040    248,800   298,560   348,320     398,080     447,840
     550,000            54,760   109,520   164,280   219,040    273,800   328,560   383,320     438,080     492,840
     600,000            59,760   119,520   179,280   239,040    298,800   358,560   418,320     478,080     537,840
     650,000            64,760   129,520   194,280   259,040    323,800   388,560   453,320     518,080     582,840
     700,000            69,760   139,520   209,280   279,040    348,800   418,560   488,320     558,080     627,840
     750,000            74,760   149,520   224,280   299,040    373,800   448,560   523,320     598,080     672,840
     800,000            79,760   159,520   239,280   319,040    398,800   478,560   558,320     638,080     717,840
     900,000            89,760   179,520   269,280   359,040    448,800   538,560   628,320     718,080     807,840
   1,000,000            99,760   199,520   299,280   399,040    498,800   598,560   698,320     798,080     897,840
   1,100,000           109,760   219,520   329,280   439,040    548,800   658,560   768,320     878,080     987,840
   1,200,000           119,760   239,520   359,280   479,040    598,800   718,560   838,320     958,080   1,077,840
   1,300,000           129,760   259,520   389,280   519,040    648,800   778,560   908,320   1,038,080   1,167,840
   1,400,000           139,760   279,520   419,280   559,040    698,800   838,560   978,320   1,118,080   1,257,840

In December 1987, the Company established the Arkansas Best Corporation Supplemental Benefit Plan and ABF established the ABF Freight System, Inc. Supplemental Benefit Plan. Both Supplemental Benefit Plans are designed to supplement benefits under the defined benefit Pension Plan. The Code places limits on the amount of income participants may receive under the Pension Plan. In order to compensate for those limitations and for reductions in the rate of benefit accruals from the 1985 formula under the Pension Plans, the Supplemental Benefit Plans will pay sums in addition to amounts payable under the Pension Plans to eligible participants. Participation in the Supplemental Benefit Plans is generally limited to employees of the Company or ABF who are at or above the rank of vice president and are designated as participants in a Supplemental Benefit Plan by the Company's Board. The amount due to each participant in the Supplemental Benefit Plans is the actuarial equivalent of the excess of (1) the payment due under the Pension Plans as in effect on January 1, 1985 as amended, but without regard to any amendments that decrease the rate of benefit accruals and without regard to any Code limitations, or the current Pension Plan without regard to any Code limitations if more; over (2) the actual benefit received from the Pension Plan. This payment will be made in a lump sum or in annual installments over a period of not more than 15 years at



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



the participant's election. Amounts attributable to the Supplemental Benefit Plans are included in the pension table set forth above. The Supplemental Benefit Plans take into account all Pension Plan Compensation without regard to Code limitations ("Covered Compensation"). Covered compensation for the named executives equals: Mr. Young, $1,122,734; Mr. Davidson, $450,316; Mr. Yarbrough, $479,319; Mr. Loeffler, $403,271 and Mr. Meyers, $360,851.

The Company has Deferred Salary Agreements with certain management employees of the Company and its subsidiaries, including the named executives, due to their tenure, experience, knowledge and contacts which are of considerable value to the Company. The amount of the deferred salary is equal to 35% of the individual's final monthly base salary times 120 monthly payments commencing at age 65 retirement, death or disability. The deferred salary amount is subject to reduction based on years of service if the executive's employment terminates prior to age 65 and certain other circumstances resulting in the individual's termination of employment. The projected annual compensation from this plan based on December 2003 base salary plus 20% is Mr. Young, $252,000; Mr. Davidson, $115,500; Mr. Yarbrough, $85,260; Mr. Loeffler, $90,300; and Mr. Meyers, $108,360. No increase was included for Mr. Yarbrough due to his retirement on January 31, 2004.


             EMPLOYMENT CONTRACTS AND TERMINATION OF EMPLOYMENT AND
                         CHANGE IN CONTROL ARRANGEMENTS

The Company does not have any Employment Contracts with the Chief Executive Officer or any of the named executive officers.

The Company's Stock Option Agreements provide that in the event of a Change in Control of the Company, as defined in the Agreement, all non-vested options immediately vest. See "REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE" section for additional general information about the Stock Option Plan.

The Company's Supplemental Benefit Plans provide that in the event of a Change in Control of the Company, as defined in the Plan, accrued benefits will be distributed and paid in the form of a lump sum as soon as administratively feasible. See "RETIREMENT AND SAVINGS PLANS" section for additional general information about the Supplemental Benefit Plans.

The Company has a Voluntary Savings Plan ("VSP") for certain management employees of the Company and its subsidiaries, including the named executives. The VSP is a nonqualified plan created to offset the Internal Revenue Service Code limitations on contributions by highly compensated employees to the Company's 401(k) Savings Plan. The VSP allows eligible executives to annually defer 1% to 75% of each of their base salary and incentive compensation. The Company will match 15% of the employees' VSP contributions, up to an annual maximum match of $15,000. The VSP provides that in the event of a Change in Control of the Company, as defined in the VSP, all contributions, Company match and earnings on each will be distributed as a lump sum as soon as administratively possible.

The Deferred Salary Agreement provides that in the event of a Change in Control of the Company, as defined in the Agreement, all benefits immediately vest, and if the individual's employment terminates within three years after the Change in Control event occurs, then the individual may elect to receive his benefit in a lump sum payable within thirty days. The amounts payable under the Deferred Salary Agreements are subject to forfeiture under certain circumstances. See "RETIREMENT AND SAVINGS PLANS" section for additional general information about Deferred Salary Agreements.

The Annual Incentive Compensation Plan provides that in the event of a Change in Control of the Company, each participant shall receive a pro rata payment of the greater of his or her Target Incentive Award or Final Award for the Plan Year during which the Change of Control occurs. See "REPORT ON EXECUTIVE COMPENSATION BY THE COMPENSATION COMMITTEE" for additional information on the Annual Incentive Compensation Plan.



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



The Company has agreed to provide a Post-Employment Medical Plan that covers otherwise unreimbursed medical expenses to certain employees of the Company and its subsidiaries who meet certain age and years-of-service requirements, including the individuals named in the Executive Compensation Table. These benefits are presently covered by an insured program and commence at retirement. If the employee leaves the Company with at least 10 years of service and is between ages 55 and 60, the employee pays the Company at the then current COBRA rates which are offset against the full premium paid by the Company. The Company pays the full amount for insurance premiums from age 60 until age 65 and pays premiums for Medipak, prescription drug, and dental after reaching 65 for the life of the employee (and spouse or other eligible dependents).


                     CERTAIN TRANSACTIONS AND RELATIONSHIPS

STOCKHOLDERS' AGREEMENT. Pursuant to the terms of a Stockholders' Agreement, the Company has agreed that it will offer Robert A. Young III the right to include shares of the Company's Common Stock he owns in certain registration statements filed by the Company (the "Piggy-back Rights").

The Company will indemnify Mr. Young for securities law liabilities in connection with any such offering, other than liabilities resulting from information furnished in writing by Mr. Young. The Company is obligated to pay all expenses incurred in connection with the registration of shares of Company Common Stock in connection with the Piggy-back Rights, excluding underwriters' discounts and commissions.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

The Company's executive officers, directors, and persons who own more than 10% of a registered class of the Company's equity securities are required to file, under the Securities Exchange Act of 1934, reports of ownership and changes of ownership with the Securities and Exchange Commission. Based solely on information provided to the Company, the Company believes that during the preceding year its executive officers, directors, and 10% stockholders have complied with all applicable filing requirements.


                   PROPOSAL II. RATIFICATION OF APPOINTMENT OF
                              INDEPENDENT AUDITORS

           THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" PROPOSAL II.

The firm of Ernst & Young LLP served as independent auditors for the Company for the fiscal year ended December 31, 2003. The Audit Committee has appointed that firm to continue in that capacity for the fiscal year 2004, and recommends that a resolution be presented to stockholders at the 2004 Annual Meeting to ratify that appointment.

In the event the stockholders fail to ratify the appointment of Ernst & Young LLP, the Audit Committee will appoint other independent public accountants as auditors. Representatives of Ernst & Young LLP will attend the 2004 Annual Meeting. They will have the opportunity to make a statement and respond to appropriate questions from stockholders.



                                      (17)

                     PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following is a summary of the fees billed to Arkansas Best Corporation by Ernst & Young LLP for professional services rendered for the fiscal years ended December 31, 2003 and December 31, 2002:


FEE CATEGORY                                               2003 FEES      2002 FEES
------------                                               ----------     ----------
Audit Fees                                                 $  365,738     $  382,421
Audit-Related Fees                                             93,264        116,738
Tax Fees                                                       65,058        149,490
All Other Fees                                                  2,500          2,500
                                                           ----------     ----------
Total Fees                                                 $  526,560     $  651,149
                                                           ==========     ==========

Audit Fees. Consists of fees billed for professional services rendered for the audit of Arkansas Best Corporation's consolidated financial statements and review of the interim consolidated financial statements included in quarterly reports and services that are normally provided by Ernst & Young LLP in connection with statutory and regulatory filings or engagements.

Audit-Related Fees. Consists of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of Arkansas Best Corporation's consolidated financial statements and are not reported under "Audit Fees." These services include employee benefit plan audits, accounting consultations in connection with dispositions, internal control reviews, attest services that are not required by statute or regulation, and consultations concerning financial accounting and reporting standards.

Tax Fees. Consists of fees billed for professional services for tax compliance, tax advice and tax planning. These services include assistance regarding federal, state and international tax compliance, assistance with Internal Revenue Service interest calculations on tax assessments and international tax planning.

All Other Fees. Consists of fees for online technical support information and services.

              POLICY AND AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND
             PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT AUDITORS

The Audit Committee, under the responsibilities and duties outlined in its charter, is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services as allowed by law or regulation. Pre-approval is generally provided for up to one year and any pre-approval is detailed as to the particular service or category of services and is generally subject to a specifically approved amount. The independent auditors and management are required to periodically report to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval and the fees incurred to date. The Audit Committee may also pre-approve particular services on a case-by-case basis.

The Audit Committee pre-approved 100% of the Company's 2003 audit fees, audit-related fees, tax fees, and all other fees to the extent the services occurred after May 6, 2003, the effective date of the Securities and Exchange Commission's final pre-approval rules.


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



                                  OTHER MATTERS

The Board does not know of any matters that will be presented for action at the 2004 Annual Meeting other than those described above and matters incident to the conduct of the meeting. If, however, any other matters not presently known to management should come before the 2004 Annual Meeting, it is intended that the shares represented by the accompanying proxy will be voted on such matters in accordance with the discretion of the holders of such proxy.


                              COST OF SOLICITATION

Proxies may be solicited by directors, officers, or regular employees of the Company in person, by telephone, telegram, or other means. The cost of preparing, assembling, and mailing the proxy material and of reimbursing brokers, nominees, and fiduciaries for the out-of-pocket and clerical expenses of transmitting copies of the proxy material to the beneficial owners of shares held by record by such persons will be borne by the Company.


                    STOCKHOLDER COMMUNICATION WITH THE BOARD

The Company has a process for stockholders to communicate with its Board of Directors.

Arkansas Best Corporation stockholders may communicate with its Board of Directors, or any individual member of the Board, by sending the communication as follows:

                  Board of Directors/(or Individual Member's Name) c/o Richard F. Cooper
                  Corporate Secretary
                  P.O. Box 10048
                  Fort Smith, AR 72917-0048

Communications addressed to the Board will be sent to the Chairman of the Board of Directors.

All communications to the Board, or an individual member, will be opened and reviewed by the Corporate Secretary prior to forwarding to the Board or individual member of the Board. This review will facilitate a timely review of any matters contained in the communication if, for any reason, the Board member is unavailable to timely review the communication.


                  STOCKHOLDER PROPOSALS FOR 2005 ANNUAL MEETING

Pursuant to Securities and Exchange Commission Rule 14a-8, stockholder proposals submitted for next year's proxy statement must be received by the Company no later than the close of business on November 19, 2004 to be considered. Proposals should be addressed to Richard F. Cooper, Secretary, Arkansas Best Corporation, 3801 Old Greenwood Road, Fort Smith, AR 72903. In order to prevent controversy about the date of receipt of a proposal, the Company strongly recommends that any stockholder wishing to present a proposal submit the proposal by certified mail, return receipt requested.

Any stockholder, entitled to vote at the 2005 Annual Meeting and intending to introduce at the 2005 Annual Meeting any business (aside from a stockholder proposal under SEC Rule 14a-8), must submit a written notice to the Corporation. Such notice must be received by the Secretary of the Corporation at the address above not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year's Annual Meeting. Such notices introducing business must set forth as to each matter the stockholder proposes to bring before the Annual Meeting: (a) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (b) the name and address, as they appear on the corporation's books, of the stockholder proposing such business, and the name and address of the beneficial owner, if any, on whose behalf the proposal is made, (c) the class and number of shares of the corporation which are owned beneficially and of record by such


                                      (19)
stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made, and (d) any material interest of such stockholder of record and the beneficial owner, if any, on whose behalf the proposal is made.

                                 GENERAL MATTERS

Upon written request, the Company will provide stockholders with a copy of its Annual Report on Form 10-K to the Securities and Exchange Commission (including financial statements and schedules thereto) for the fiscal year ended December 31, 2003, without charge. Direct written requests to: David Humphrey, Director - Investor Relations, Arkansas Best Corporation, 3801 Old Greenwood Road, Fort Smith, AR 72903.

The Company has adopted a Code of Conduct that applies to all of its directors, officers (including its chief executive officer, chief financial officer, controller and any person performing similar functions) and employees. The Company has made the Code of Conduct available in the Corporate Governance Section of its Web site at www.arkbest.com.

In some cases, where there are multiple stockholders at one address, only one annual report and proxy statement will be delivered, a procedure referred to as "householding." Each stockholder will continue to receive a separate proxy card.

Stockholders who hold positions in street name through a broker or other nominee should either call ADP Investor Communication Services at 800-542-1061 or contact their broker or nominee if they have questions, require additional copies of the proxy statement or annual report, or wish either to give instructions to household or to revoke their decision to household.

Registered shareholders who own stock in their own name through certificate and have questions about householding can contact the Company's stock transfer agent, LaSalle Bank National Association, by phone at 800-246-5761 or by Internet www.lasallebank.com.

PLEASE SIGN, DATE AND RETURN YOUR PROXY CARD/BALLOT PROMPTLY

                                                 /s/ Richard F. Cooper

Fort Smith, Arkansas                             RICHARD F. COOPER
Date:  March 19, 2004                                 Secretary



                                      (20)

                                                                      Appendix A


                            ARKANSAS BEST CORPORATION

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS



                                     CHARTER

I.       PURPOSE

         The purpose of the Audit Committee of Arkansas Best Corporation is to assist the Board of Directors by fulfilling oversight responsibilities relating to: the integrity of financial reports and related financial information provided by the Company to the public and the Securities and Exchange Commission
(SEC); the Company's systems of internal controls regarding finance, accounting and compliance with policies, including ethics policies, that management and the Board have established; the performance of Company's internal audit function and the accounting and financial reporting functions generally. Included in the Audit Committee's responsibilities are the appointment, compensation and retention of the independent auditors, including the independent auditor's qualifications and independence. The function of the Audit Committee is oversight in accordance with the responsibilities and powers set forth in this Charter, and management and the independent auditors for the Company are accountable to the Audit Committee. Management of the Company, not the Audit Committee, is responsible for the preparation, presentation and integrity of the Company's financial statements. Management is responsible for maintaining appropriate accounting and financial reporting principles and policies and internal controls, including disclosure controls, and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent auditors, not the Audit Committee, are responsible for planning and carrying out a proper audit of the Company's annual financial statements, reviews of the Company's quarterly financial statements prior to the filing of each quarterly report on Form 10-Q, and other procedures. In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and, although they meet the applicable membership requirements set forth below, are not, and do not represent themselves to be, accountants or auditors by profession or experts in the fields of accounting or auditing, including in respect of auditor independence. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting reviews or procedures or to set auditor independence standards, and each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company from which it receives information and (ii) the accuracy of the financial and other information provided to the Audit Committee by persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board).

         The Audit Committee's primary duties and responsibilities are to:


              o Oversee the accounting and financial reporting processes of the Company and the audits of the Company's financial statements.

              o Be directly responsible and have sole authority for the appointment and termination, compensation and oversight of the work of the independent auditors, including resolution of disagreements between management and the auditor regarding financial reporting.

              o Pre-approve all audit and non-audit services provided by the independent auditors.


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
                                                                      Appendix A

              o Set clear hiring policies for employees or former employees of the independent auditors that meet the SEC Regulations and the Rules issued by the exchange on which the Company's stock is listed.

              o Serve as an independent and objective party to monitor the integrity of the Corporation's financial reporting and internal control system.

              o Review and appraise the audit efforts of the Corporation's independent auditors and internal auditing department.

              o Provide an open avenue of communication among the independent auditors, financial and senior management, the internal auditing department, and the Board of Directors.

              o Establish procedures for the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by employees of the Corporation of concerns regarding questionable accounting or auditing matters.

              o Receive the Corporation's General Counsel's reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

         The Audit Committee will primarily fulfill these responsibilities by carrying out the activities enumerated in Section IV. of this Charter. The Audit Committee shall have the authority to take any and all actions that it deems necessary to carry out its functions.

II.      COMPOSITION

         The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be independent directors, and free from any relationship including the acceptance of consulting, advisory or other compensatory fee from the Company, other than in the members capacity as a member of the Board or the Audit Committee. Determination of independence shall be based on the definition of "Independent director" contained in the Rules issued by the exchange on which the Company's stock is listed and the SEC's regulations. All members of the Committee shall meet the applicable requirements under SEC regulations and of the Rules issued by the exchange on which the Company's stock is listed. Additionally, at least one member of the Committee shall, based on the determination of the Board, qualify as an "audit committee financial expert" as defined by SEC regulations and as meet the related experience requirements of the Rules issued by the exchange on which the Company's stock is listed.

         An audit committee financial expert shall not be deemed an "expert" for any purpose, including for purposes of Section 11 of the Securities Act of 1933. The designation of an Audit Committee member as an audit committee financial expert does not impose any duties, obligations or liability on the audit committee financial expert that are greater than those imposed on other Audit Committee members, nor does it affect the duties, obligations or liability of any other Audit Committee member.

         The members of the Committee shall be appointed by the Board. Unless a Chair is appointed by the full Board, the members of the Committee may designate a Chair by majority vote of the full Committee membership.

III.     MEETINGS

         The Committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the Committee should meet at least annually with management, the chief internal auditor and the independent auditors in separate executive sessions to discuss any matters that the Committee or each of these groups believe should be discussed privately. In addition, the Committee or at least its Chair should meet (either in person or by telephone) with the independent auditors, the chief internal auditor and management on a quarterly basis consistent with IV.4. below.



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
                                                                      Appendix A


IV.      RESPONSIBILITIES AND DUTIES

         To fulfill its responsibilities and duties the Audit Committee shall:

    1. Review this Charter periodically, at least annually, and update as conditions dictate.

    2. Review the Company's Annual Report on Form 10-K and related financial information and disclosures included in Management's Discussion and Analysis of Financial Condition and Results of Operations to be submitted to the Securities and Exchange Commission, including any certification, report, opinion, or review rendered by the independent auditors, and any changes in accounting principles or the application thereof. The Audit Committee shall review any matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

    3. Review quarterly reports prepared by the internal auditing department regarding results of internal audit activities and recommendations resulting therefrom, and management's response.

    4. Review with financial management, the chief internal auditor and the independent auditors the results of internal audit activities and the independent auditors' review of the financial statements for each quarter prior to the filing of Form 10-Q. This requirement will be satisfied if such review takes place prior to the public release of quarterly and/or year-end financial results. The Chair of the Committee may represent the entire Committee for purposes of this review. The Audit Committee shall review any matters required to be communicated to the Audit Committee by the independent auditors under generally accepted auditing standards.

    5. Annually prepare a report to shareholders as required by the SEC for inclusion in the Company's annual proxy statement.

    6. On an annual basis, the Committee should review and discuss with the auditors all significant relationships the auditors have with the Company to determine the auditors' independence. The annual independence review should include a review of all non-audit services for nature of services and effect on independence; a review of any and all relationships between members of the audit firm and employees of the Company; the obtaining of a formal written statement from the auditors as to their compliance with SEC and professional guidelines relating to independence; and a discussion with the auditors regarding the audit firm's own internal controls over monitoring independence.

    7. Review the performance of the independent auditors. Annually, clarify with the independent auditors that they report directly to the Audit Committee, in its capacity as a committee of the Board of Directors, and that the Audit Committee is directly responsible and has the sole authority for the appointment, compensation, retention and oversight of the auditor including resolution of disagreements between management and the auditor regarding financial reporting and that the Audit Committee has ultimate authority to approve all audit engagement fees and terms. The Company shall provide for appropriate funding, as determined by the Audit Committee, for payment of compensation to the auditor.

    8. Review and discuss with the independent auditors the scope of the annual audit with particular attention to changes in audit scope and the reasons for such changes.

    9. The Audit Committee shall pre-approve all audit and non-audit services provided by the independent auditors and shall not engage the independent auditors to perform the specific non-audit services prohibited by law or regulation. The Audit Committee may delegate pre-approval authority to a member of the Audit Committee. The decisions of any Audit Committee member to whom pre-approval authority is delegated must be presented to the full Audit Committee at its next scheduled meeting.

    10. Consult with the independent auditors, outside the presence of management, regarding internal controls and the completeness and accuracy of the organization's financial statements and related disclosures.



                                      (23)

                                                                      Appendix A


    11. Review with the independent auditors, and the chief internal auditor and financial and accounting personnel the adequacy and effectiveness of the accounting, financial and disclosure controls of the Company, including controls over data processing activities and functions. The Audit Committee will review with the independent auditors, the chief internal auditor, financial and accounting personnel and the General Counsel policies and procedures to assess, monitor and manage legal and ethical compliance programs (e.g. the Corporation's Code of Business Conduct and Ethics). The Audit Committee shall, as a part of these reviews, elicit any recommendations for the improvement of internal control procedures or particular areas where new or more detailed controls or procedures are desirable.

    12. Review management's assertion of the effectiveness of internal controls as of the end of the most recent fiscal year and the independent auditor's report on management's assertion.

    13. Make inquiry of the independent auditors as to their view of the quality and appropriateness of the Company's accounting principles applied in its accounting, financial reporting and related disclosures.

    14. Seek and obtain regular, timely communication from the independent auditor about the critical accounting estimates, policies and practices of the Company, and all alternative treatments of financial information within generally accepted accounting principles that have been discussed with management, including the ramifications of the use of such alternative treatments and the treatment preferred by the auditor.

    15. The Audit Committee shall obtain from the independent auditor any material written communications with management including the management representation letter, the engagement letter, the independence letter, reports and recommendations on internal control, a summary of audit differences and any other relevant communications that relate to the audit, internal controls or financial statement amounts or disclosures.

    16. Establish quarterly reporting to the Audit Committee by each of management and the independent auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to appropriateness of such judgments.

    17. Following completion of the annual audit, review separately with each of management, the independent auditors and the chief internal auditor any significant difficulties encountered during the course of the audit, including any changes in the audit scope or restrictions on the scope of work or access to required information.

    18. Review the activities, organizational structure, charter, objectivity, and qualifications of the internal audit department.

    19. Review, with the organization's counsel, any legal matter that could have a significant impact on the organization's financial statements and, any reports of evidence of a material violation of securities laws or breaches of fiduciary duty.

    20. Establish procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters.

    21. Have the authority to engage independent counsel and other advisors, as it determines necessary to carry out its duties with appropriate funding, as determined by the Audit Committee, provided by the Company.

    22. Review and approve any "related party transaction". For purposes of this review, "related party transaction" is defined as any related party transaction required to be disclosed pursuant to SEC Regulation S-K, Item 404.

    23. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

Revised as of October 22, 2003



                                      (24)

                            ARKANSAS BEST CORPORATION
      PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY

[                                                                             ]

                                            WITHHELD
                                FOR all     from all       FOR all nominees, except vote withheld from the following nominee(s):
I.   ELECTION OF DIRECTORS:     nominees    nominees
                                                           ----------------------------------------------------------------------
     Nominees:
     01 - Robert A. Young III
     and 02 - Frank Edelstein    [  ]         [  ]         [  ]



                                 FOR        AGAINST       ABSTAIN

II.  To ratify the appointment
     of Ernst & Young LLP as
     the Company's independent
     certified public
     accountants.                [  ]         [  ]         [  ]

                                    PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.
                                    JOINT OWNERS SHOULD EACH SIGN. WHERE
                                    APPLICABLE, INDICATE OFFICIAL POSITION OR
                                    REPRESENTATIVE CAPACITY.

                                    DATE:
                                           -------------------------------------

                                    --------------------------------------------
                                    SIGNATURE

                                    --------------------------------------------
                                    SIGNATURE


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ABOVE PROPOSALS.


                            - FOLD AND DETACH HERE -



                             YOUR VOTE IS IMPORTANT!


         PLEASE MARK, SIGN, DATE AND MAIL THE ABOVE PROXY CARD PROMPTLY,
                          USING THE ENCLOSED ENVELOPE.

PROXY/BALLOT                                                       PROXY/BALLOT
                            ARKANSAS BEST CORPORATION

PROXY SOLICITED BY THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS -- APRIL 27, 2004

Richard F. Cooper, with the power of substitution and revocation, is hereby authorized to represent the undersigned, with all powers which the undersigned would possess if personally present, to vote all shares the undersigned is entitled to vote at the Annual Meeting of Stockholders of Arkansas Best Corporation to be held at 3801 Old Greenwood Road, Fort Smith, Arkansas 72903, at 9:00 a.m. CDT on Tuesday, April 27, 2004, and at any postponements or adjournments of that meeting, as set forth below, and in their discretion upon any other business that may properly come before the meeting.

  THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, WILL BE
         VOTED FOR THE ELECTION OF THE NOMINEES NAMED AND FOR THE OTHER
                          PROPOSALS SPECIFIED HEREIN.

               * * CONTINUED AND TO BE SIGNED ON REVERSE SIDE * *